EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Columbia Laboratories, Inc.

We hereby consent to the incorporation of our report dated February 14, 2005, included in this Form 10-K, into Columbia Laboratories Inc.’s previously filed Registration Statement on Form S-3 (No. 333-38230).

GOLDSTEIN GOLUB KESSLER LLP
New York, New York
March 15, 2005